UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
June 1, 2010

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the execution of the Credit Agreement and the Master Shelf Agreement described in Item 1.01 in the Form 8-K filed on June 2, 2010 (the “Prior Form 8-K”) and Item 2.03 below, the Amended and Restated Credit Agreement effective as of April 1, 2006 among the Company, General Electric Capital Corporation, as agent and a lender, and certain other parties thereto (the “Existing Credit Facility”), was terminated effective June 1, 2010, and all amounts outstanding under that agreement were paid in full. There are no penalties or costs associated with the termination of the Existing Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of the Prior Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Credit Agreement by and among Measurement Specialties, Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A. and certain other parties thereto dated June 1, 2010, incorporated by reference to Exhibit 99.2 to the Company’s Form 8-K, filed with the SEC on June 2, 2010.
10.2 Master Shelf Agreement by and among Measurement Specialties, Inc., Prudential Investment Management, Inc. and certain other parties thereto dated June 1, 2010, incorporated by reference to Exhibit 99.3 to the Company’s Form 8-K, filed with the SEC on June 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date:  June 3, 2010